EXHIBIT 99.1

RESCISSION AND RELEASE AGREEMENT

THIS RESCISSION AND RELEASE AGREEMENT (the “Agreement”) is entered into by and between International Metals Streaming Corp., a Nevada corporation formerly known as GS Valet, Inc. (the “Company”), on the one hand, and Sub LP, a United States Virgin Islands limited partnership (“Sub”), Dylana Dreams, LLC, a United States Virgin Islands limited liability company (“Dylana Dreams”), CI USVI, LLC, a United States Virgin Islands limited liability company (“CI USVI”), and Rufus Dufus, LLC, a United States Virgin Islands limited liability company (“Rufus Dufus,” and with Sub, Dylana Dreams and CI USVI, each “Investor” and collectively “Investors”). The Company and Investors are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company and Investors are parties to a certain Securities Purchase Agreement dated as of August 9, 2013 (the “Purchase Agreement”), pursuant to which the Company agreed to sell and issue to Investors, and Investors agreed to purchase from the Company, 1,875,162 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock,” and such shares of Common Stock the “Shares”), in the aggregate, at $10.666 per share or $8,000,000.00 in the aggregate (the “Gross Proceeds”);

WHEREAS, on or about August 9, 2013, pursuant to the terms of the Purchase Agreement, the Company issued 1,289,143 and 117,196 of the Shares to, and received $5,500,000 and $500,000 of the Gross Proceeds from, Sub and Dylana Dreams, respectively;

WHEREAS, on or about December 3, 2013, pursuant to the terms of the Purchase Agreement, the Company issued 351,618 and 117,205 of the Shares to, and received $1,500,000 and $500,000 of the Gross Proceeds from, CI USVI and Rufus Dufus, respectively;

WHEREAS, the Company and Investors intended that the Gross Proceeds be used to develop and operate the Company’s planned metals streaming business (the “Business”), and as general working capital to pay for expenses incurred in connection therewith and with meeting the Company’s reporting obligations under the Securities Act of 1933, as amended, and/or the Exchange Act of 1934, as amended (collectively the “Expenses”);

WHEREAS, it is no longer feasible or desirable for the Company to proceed with the Business, and in connection therewith, the Parties desire to rescind the Purchase Agreement and the transactions thereunder (the “Rescission”);

WHEREAS, as of the Effective Date (as defined hereinafter), the Company has incurred and paid $610,815.86 in Expenses, such that there remains $7,389,184.14 from the Gross Proceeds (the “Net Proceeds”);

WHEREAS, without any admission of liability, the Parties now seek to resolve any and all outstanding claims and defenses relating to and arising out of the Purchase Agreement, the payment of the Expenses and the Rescission;

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, intending to be legally bound, and in exchange for the following good and valuable consideration, the Parties stipulate and agree as follows:

1. Nature of Agreement. Except as otherwise expressly provided herein, this Agreement, and the monies, documents, and/or instruments to be paid and/or exchanged, constitute a fully executed settlement, accord and satisfaction, and release of any and all claims and disputes between the Company, on the one hand, and Investors, on the other hand, for claims now existing or that hereinafter may arise between the Company, on the one hand, and Investors, on the other hand, in regard to, or which in any way relate to or arise out of the Purchase Agreement, the payment of the Expenses and/or the Rescission.

2. Effective Date. This Agreement shall be effective as of the date the last Party signs this Agreement (the “Effective Date”).

3. Rescission. The Parties agree to rescind the Purchase Agreement and the transactions thereunder, effective as of the Effective Date. In connection therewith, within five (5) business days after the Effective Date:

(a) Each Investor shall deliver to the Company such stock certificate(s) representing such Investor’s portion of the Shares, duly endorsed or accompanied by duly executed stock powers in favor of the Company as transferee thereof (all such duly endorsed stock certificates of the Investors collectively, the “Certificates”); and

(b) The Company shall wire a portion of the Net Proceeds to each Investor in an amount as set forth in Exhibit A attached hereto, pursuant to such instructions as such Investor may provide. Each Investor hereby acknowledges that the amounts set forth in Exhibit A may not be in proportion to their original investment in the Company (relative to each of the other Investors) but that the amounts set forth in Exhibit A are the amounts that each Investor have agreed with each other Investor and the Company as the amounts required to settle all claims as set forth herein.

4. Release of Investors by the Company. The Company, for itself and on behalf of its current and former representatives, officers, directors, employees, shareholders, partners, joint venturers, insurers, creditors, agents, attorneys, heirs, predecessors, successors, assigns, parents, subsidiaries, affiliates, related companies, and controlling persons, past and present, and each of them, hereby unconditionally release, acquit, and forever discharge Investors, and each of their current and former representatives, officers, directors, employees, shareholders, partners, joint venturers, insurers, creditors, agents, attorneys, heirs, predecessors, successors, assigns, parents, subsidiaries, affiliates, related companies, and controlling persons, past and present, and each of them (the “Investor Released Parties”), of and from all claims, liabilities, obligations, demands, damages, actions, and causes of action, at law or in equity, of every kind and nature, including claims for attorneys’ fees or costs, whether known or unknown, existing, claimed to exist, or which may hereafter arise against the Investor Released Parties, or any of them, that relate in any way to or arise out of the Purchase Agreement, the payment of the Expenses or the Rescission. The Parties acknowledge and agree that the foregoing release shall be effective only upon the Company’s receipt of the Certificates.

5. Release of the Company by Investors. Each Investor, for itself and on behalf of its current and former representatives, officers, directors, employees, shareholders, partners, joint venturers, insurers, creditors, agents, attorneys, heirs, predecessors, successors, assigns, parents, subsidiaries, affiliates, related companies, and controlling persons, past and present, and each of them, hereby unconditionally releases, acquits, and forever discharges the Company, and each of its current and former representatives, officers, directors, employees, shareholders, partners, joint venturers, insurers, creditors, agents, attorneys, heirs, predecessors, successors, assigns, parents, subsidiaries, affiliates, related companies, and controlling persons, past and present, and each of them (the “Company Released Parties”), of and from all claims, liabilities, obligations, demands, damages, actions, and causes of action, at law or in equity, of every kind and nature, including claims for attorneys’ fees or costs, whether known or unknown, existing, claimed to exist, or which may hereafter arise against the Company Released Parties, or any of them, that relate in any way to or arise out of the Purchase Agreement, the payment of the Expenses or the Rescission. The Parties acknowledge and agree that the foregoing release shall be effective for only upon each Investor’s receipt of such Investor’s portion of the Net Proceeds.

6. Waiver of California Civil Code Section 1542. With regard to the scope of the releases set forth in Paragraphs 4 and 5 of this Agreement, each of the Parties understands and expressly waives any rights or benefits available to it under Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each of the Parties acknowledges that this waiver is an essential and material term of this Agreement.

7. No Waiver of Claims Arising From the Agreement. The Parties do not waive any claims arising from or relating to a breach of this Agreement.

8. Good Faith; No Admissions. This Agreement represents a good faith compromise of disputed claims and contentions. Neither the negotiation or execution of this Agreement nor the releases and dismissals provided for herein, nor any other act or agreement in furtherance of this Agreement, shall be construed in any way as an admission of any kind on the part of any Party regarding the matters that have been in dispute in the Action, nor shall any past or present liability or wrongdoing on the part of any Party be implied thereby.

9. Further Acts. The Parties each agree promptly to execute all other documents and to use best efforts to take all other actions reasonably necessary to effectuate all of the terms and conditions of this Agreement.

10. Attorney’s Fees and Costs. Each Party shall be responsible for the payment of his or its own expenses, including costs and attorney’s fees, incurred in connection with the matters referred to in this Agreement, and the negotiation and execution of this Agreement. However, if any action at law or in equity, or any motion, is brought to enforce this Agreement, the prevailing Party shall be entitled to all of its costs in bringing and prosecuting said action or motion, including reasonable attorneys’ fees.

11. Confidentiality. None of the Parties shall cause or permit any of the terms and conditions of this Agreement to be disclosed to any person whatsoever, except that each Party may disclose this Agreement: (i) to their attorneys and to a court of law as necessary to enforce the provisions of this Agreement; (ii) to their accountants, and to the Internal Revenue Service, Franchise Tax Board or other tax agency as necessary to prepare their federal and state tax returns; (iii) in accordance with the Parties’ respective disclosure obligations under United States federal or state, or other securities law; and (iv) to such persons as required by law or court order. Any Party found by a court of law in the United States to have made any disclosure in violation of the foregoing shall be solely and directly responsible for any and all damages arising therefrom.

12. Mutual Non-Disparagement Obligations. The Company agrees not to intentionally disclose, publish, or otherwise disseminate (or cause to be disclosed, published or otherwise disseminated, whether themselves or through one or more third parties), either orally or in writing, to any third party, any information, thoughts, suppositions, opinions, or other statements or comments which may be derogatory, disparaging or defamatory to Investors in any manner whatsoever. Each Investor agrees not to intentionally disclose, publish, or otherwise disseminate (or cause to be disclosed, published or otherwise disseminated, whether themselves or through one or more third parties), either orally or in writing, to any third party, any information, thoughts, suppositions, opinions, or other statements or comments which may be derogatory, disparaging or defamatory to the Company in any manner whatsoever. Any Party found by a court of law in the United States to have made any disclosure in violation of the foregoing shall be solely and directly responsible for any and all damages arising therefrom. With regard to any material breach of such non-disparagement obligations, the Parties acknowledge and agree that damages from the violation of this provision would be difficult to ascertain and therefore that, among other relief, injunctive relief is appropriate to enforce the terms hereof, in addition to whatever other remedies the non-breaching party would be entitled to in the event of breach.

13. Interpretation. Attorneys representing the Parties have participated in the drafting of this Agreement and, accordingly, any claimed ambiguity herein shall not be presumptively resolved either in favor of or against any Party hereto.

14. Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of California (without regard to conflict of law principles) in effect as of the Effective Date of this Agreement.

15. Severance of Unenforceable Terms. In the event that one or more provisions of this Agreement shall be declared to be invalid, illegal or unenforceable in any respect unless such invalidity, illegality or unenforceability shall be tantamount to a failure of consideration, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby. To the best knowledge of the Parties, this Agreement does not contain any provisions that are contrary to federal or state law.

16. Integrated Writing. This Agreement constitutes the complete and entire agreement of the Parties and may not be modified, contradicted, added to, or altered in any way by previous written or oral agreements, nor by any contemporaneous or subsequent oral agreements. No amendments, modifications, or variations of the terms of this Agreement shall be valid unless made in writing and signed by the affected Parties hereto.

17. Titles, Captions, and Provisions.

(a) All of the provisions of this Agreement are contractual and not mere recitals, and shall be considered severable, such that if any provision or part hereof shall at any time be held under any law or ruling to be invalid, such provision or part shall remain in force to the extent allowed by law, and all other provisions shall remain in full force and effect and enforceable.

(b) The recitals set forth above shall be merged in and become a part of this Agreement, and the titles or captions contained in this Agreement are inserted only as a matter of convenience and for references and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision herein.

18. Warranties and Covenants.

(a) Each of the Parties represents and warrants that no right, claim, liability, obligation, demand, damage, action or cause of action, or any part thereof, of any kind or nature covered by this Agreement, has been sold, assigned, granted, or otherwise transferred to any other person or entity.

(b) Each of the Parties represents and warrants that each has read and understands this Agreement, and that no promise, inducement, representation, or agreement not expressly set forth herein has been made to them in connection with this Agreement. Each of the Parties agrees that, prior to the execution of this Agreement, it has apprised itself of sufficient relevant data, through resources of its own selection, and has consulted with its respective counsel, in order that it might intelligently exercise its judgment in deciding whether to execute this Agreement. The Parties agree that this Agreement is executed voluntarily and without duress or undue influence of any nature whatsoever.

(c) Each individual executing this Agreement on behalf of a Party represents and warrants that he or she is a duly authorized representative of that Party with full power and authority to bind it to each and every term and condition hereof, and that the Party on whose behalf he or she is signing has taken all steps necessary to authorize and approve his, her, or its entering into and binding himself, herself, or itself to each and every term and condition of this Agreement and any documentation to be delivered in connection therewith.

19. Counterparts. The Parties agree that this Agreement may be executed in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument and agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below:

INTERNATIONAL METALS STREAMING CORP.

DATED: March 11, 2014	By:	/s/ Kyle Floyd
Kyle Floyd
Chief Executive Officer

SUB LP

DATED: March 5, 2014	By:	/s/ Scott Greenberg
Scott Greenberg
Manager of General Partner

DYLANA DREAMS, LLC

DATED: March 5, 2014	By:	/s/ Scott Greenberg
Scott Greenberg
Manager

CI USVI, LLC

DATED: March 5, 2014	By:	/s/ Ron James
Ron James
Chief Financial Officer

RUFUS DUFUS, LLC

DATED: March 5, 2014	By:	/s/ Robert Sckalor
Robert Sckalor
Manager

Exhibit A
Allocation of Net Proceeds to be Paid

Party	Net Proceeds to be Paid to Settle Claims

Sub LP	$3,602,227.27
Dylana Dreams	$461,824.01
CI USVI, LLC	$2,863,308.85
Rufus Dufus, LLC	$461,824.01